Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (under Rule 14a- 6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ' 240.14a-11(c) or ' 240.14a-12

                           Giant Cement Holding, Inc.
---------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


---------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fees (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------
     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------
     5)   Total fee paid:

          ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------
     3)   Filing Party:

          ---------------------------------------------------------------
     4)   Date Filed:

          ---------------------------------------------------------------

                        GIANT CEMENT HOLDING, INC.
                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held May 13, 1997


To the Stockholders of
GIANT CEMENT HOLDING, INC.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of GIANT CEMENT HOLDING, INC. (the "Company") will be held at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, 23rd Floor, New York, New York, on May 13, 1997, at 10:00 a.m. (local time).

     The Meeting will be held for the following purposes:

          (1)  To elect five directors.

          (2) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for fiscal 1997.

          (3) To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

     A Proxy Statement describing matters to be considered at the Meeting is attached to this Notice. Only stockholders of record at the close of business on March 17, 1997, will be entitled to notice of and to vote at the Meeting.

     You are cordially invited to attend the Meeting.

                                   By Order of the Board of Directors


                                   TERRY  L. KINDER
                                   Secretary

Summerville, South Carolina
March 24, 1997

                                 IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                       GIANT CEMENT HOLDING, INC.
                         320-D Midland Parkway
                   Summerville, South Carolina  29485
                               _____________

                              PROXY STATEMENT
                    FOR ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held May 13, 1997
                              ______________


                                  GENERAL

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Giant Cement Holding, Inc., a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders (the "Meeting"), and any adjournments thereof. The Meeting is to be held on Tuesday, May 13, 1997, at 10:00 a.m. (local time) at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, 23rd Floor, New York, New York. The approximate date of mailing this Proxy Statement and accompanying proxy card to the Company's stockholders is March 27, 1997.

     In an effort to have as large a representation at the Meeting as possible, proxy solicitations may be made personally or by telephone or telegram by officers or employees of the Company, without added compensation, or by Corporate Communications, Inc., the Company's investor relations firm, which will not receive a separate fee for any such solicitations. The Company will bear the entire cost of soliciting proxies hereunder and will reimburse brokers, banks and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

                 RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on March 17, 1997 (the "Record Date") will be entitled to vote at the Meeting. As of the Record Date, the Company had outstanding 9,529,277 shares of common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on all matters properly coming before the Meeting.

                             PRINCIPAL HOLDERS

     The following table lists the persons who, to the knowledge of management of the Company, based upon filings with the Securities and Exchange Commission, are the beneficial owners of more than 5% of the outstanding shares of Common Stock:

                                             Shares of
Name and Address                              Common          Percent of
of Beneficial Owner                          Stock (a)           Class
-------------------------                   ----------        ----------
Loomis, Sayles & Company, L.P. ("LS")        498,200(b)           5.3%
     One Financial Center
     Boston, MA 02111

Merrill Lynch & Company, Inc. ("ML")         678,500(c)           7.1%
     World Financial Center, North Tower
     250 Vesey Street
     New York, NY 10281

Morgan Stanley Group Inc. ("MS")             793,800(d)           8.3%
     1585 Broadway
     New York, NY 10036

The Prudential Insurance Company           1,129,900(e)          11.9%
     of America("Prudential")
     751 Broad Street
     Newark, NJ  07102-3777

Wellington Management Company ("WMC")        986,800(f)           10.4%
     75 State Street
     Boston, MA  02109

(a) Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of such security, or the power to dispose, or to direct the disposition, of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire ownership within 60 days as well as any securities owned by such person's spouse, children or other relatives living in the same house. Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares held by them.

(b) According to a Schedule 13G filed with the SEC by LS, LS, in its capacity as investment advisor, may be deemed to be the beneficial owner of these shares, which are owned by numerous investment counselling clients.

(c)  According to a Schedule 13G filed with the SEC by ML, the shares shown
     as  owned  by  ML  are  held  by subsidiaries  of  ML.   ML  disclaims
     beneficial ownership of these shares.

(d) According to a Schedule 13G filed with the SEC by MS, the shares shown as owned by MS are held by a subsidiary of MS, which in its capacity as investment advisor, may be deemed to be the beneficial owner of these shares, which are owned by numerous investment counselling clients.

(e) According to a Schedule 13G filed with the SEC by Prudential, the shares shown as owned by Prudential include: (i) 51,700 shares held for the benefit of Prudential's general account and (ii) 1,078,200 shares held for the benefit of Prudential's clients and over which Prudential may have direct or indirect voting and/or investment discretion.

(f) According to a Schedule 13G filed with the SEC by WMC, WMC, in its capacity as investment advisor, may be deemed to be the beneficial owner of these shares, which are owned by numerous investment counselling clients.

                       STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of Common Stock as of the record date by each director of the Company, each executive officer of the Company named in the Summary Compensation Table below and all directors and executive officers as a group.

                                     Shares of              Percent
                Name               Common Stock (1)         of Class
        ---------------------      ----------------         --------
        Gary L. Pechota                 154,112(2)            1.6%
        Terry L. Kinder                 102,209(3)            1.1%
        Dean M. Boylan                   23,500(4)              *
        Edward Brodsky                   22,500(5)              *
        Robert L. Jones                  25,500(6)              *
        Richard A. Familia               11,851(7)              *
        Ronald H. Horst                  14,966(8)              *
        All Directors and Executive     354,638(9)            3.6%
        Officers as a group (six
        persons)
__________
*    Indicates less than one percent

(1) Unless otherwise indicated, the beneficial owner has both sole voting and sole investment power with respect to his shares.

(2) Includes 140,000 shares that Mr. Pechota may purchase under presently exercisable stock options.

(3) Includes 100,000 shares that Mr. Kinder may purchase under presently exercisable stock options.

(4) Includes 22,500 shares that Mr. Boylan may purchase under presently exercisable stock options. Does not include 1,000 shares of Common Stock owned by Mr. Boylan's spouse, as to which shares he disclaims beneficial ownership.

(5) Represents 22,500 shares that Mr. Brodsky may purchase under presently exercisable stock options. Does not include 2,000 shares of Common Stock owned by Mr. Brodsky's spouse, as to which shares Mr. Brodsky disclaims beneficial ownership.

(6) Includes 22,500 shares that Mr. Jones may purchase under presently exercisable stock options.

(7) Includes 11,250 shares that Mr. Familia may purchase under presently exercisable stock options.

(8) Includes 14,250 shares that Mr. Horst may purchase under presently exercisable stock options.

(9) See Notes (2) through (8 ) above. This total includes 333,000 shares which such executive officers and directors may acquire upon the exercise of stock options. (See "Compensation of Directors"; "Executive Compensation - Stock Options").

                           ELECTION OF DIRECTORS

     At the Meeting, five directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

     The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining original nominees.

Nominees

     GARY L. PECHOTA (47) has served as Chairman, President, Chief Executive Officer and a director of the Company since its inception in April 1994. Mr. Pechota also has served as Chairman of Giant Cement Company ("Giant") and Giant Resource Recovery Company, Inc. ("GRR") since January 1993, as Chairman of Keystone Cement Company ("Keystone") since September 1992 and as President of Keystone since May 1992. Prior to joining
Keystone, Mr. Pechota served as President and Chief Executive Officer of Dacotah Cement Company, a state-owned cement company, from January 1982 to May 1992. Mr. Pechota has been employed in the cement industry for over 15 years.

     TERRY L. KINDER (38) has served as Vice President, Chief Financial Officer, Secretary, Treasurer and a director of the Company since April 1994 and a director of Giant, Keystone and GRR since June 1989. Mr. Kinder has also served as Vice President, Secretary and Treasurer of Giant Group Ltd. ("GROUP") from June 1986 to September 1994. From June 1989 to December 1992, Mr. Kinder also served as Chairman of Giant and GRR, and from June 1989 to August 1992, he served as Chairman of Keystone. Prior to joining GROUP, Mr. Kinder was a Certified Public Accountant with Coopers & Lybrand L.L.P. from January 1980 to June 1986.

     DEAN M. BOYLAN (70) has been a director of the Company since April 1994. He served as a director of GROUP from 1985 to September 1994 and was a director of Keystone from 1976 until January 1985 when it was acquired by GROUP. Mr. Boylan has been an employee and a director of Boston Sand & Gravel Company, Inc., a publicly-held company since prior to 1985 and is presently Vice Chairman.

     EDWARD BRODSKY (67) has been a director of the Company since April 1994. He served as a director of GROUP from 1986 to September 1994. Mr. Brodsky has been a partner at the law firm of Proskauer Rose Goetz & Mendelsohn LLP, New York, New York, which renders legal services to the Company, since August 1992. Prior thereto, he was a partner at the law firm of Spengler Carlson Gubar Brodsky & Frischling, New York, New York, from 1977 to August 1992.

     ROBERT L. JONES (60) has been a director of the Company since April 1994. He served as a director of GROUP from 1984 to September 1994. Mr. Jones has been the Chairman of Davidson-Jones-Beers since February 1995 and prior thereto was the President of Davidson & Jones Corporation - a predecessor holding company located in Raleigh, North Carolina, engaged in general contracting and real estate activities - since prior to 1986. Since 1990, he has been a director of Carolina Power & Light Company (New York Stock Exchange).

Information About the Board of Directors and Committees of the Board

     During 1996, the Board of Directors of the Company held five meetings. Each of the directors attended at least 75% of the meetings of the Board of Directors and the meetings held by all committees of the Board on which he served.

     The Company has a standing Compensation and Stock Option Committee and Audit Committee. The members of each committee are appointed by the Board of Directors to serve until their respective successors are elected and qualified.

     The Audit Committee annually reviews the qualifications of the Company's independent certified public accountants, makes recommendations to the Board of Directors as to the selection of such accountants, reviews the plan, fees and results of the audits performed by such accountants, receives reports from them and meets with their representatives for purposes of reviewing and considering questions relating to their examinations and reports and reviews, either directly or through such accountants, the internal control and accounting procedures of the Company. The members of the Audit Committee are Messrs. Boylan, Brodsky and Jones. The Audit Committee held one meeting during 1996.

     The Compensation and Stock Option Committee, which met twice during 1996, has responsibility for determining the executive compensation and benefit policies and procedures of the Company, administers the Company's 1994 Employee Stock Option Plan. The members of the Compensation and Stock Option Committee are Messrs. Boylan, Brodsky and Jones.

     There   is   no  standing  nominating  committee  or  other  committee
performing similar functions.

Compensation of Directors

     Each director who is not an employee of the Company is paid an annual fee of $15,000, plus $500 for each Board of Directors meeting attended. No additional consideration is paid to directors for committee participation. Under the 1994 Directors Stock Option Plan for Non-Employee Directors, each non-employee director receives an annual grant of options to purchase 5,000 shares of Common Stock. These options vest 50% on the date of grant and 50% on the first anniversary of that date and expire five years after the date of grant.

                          EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the fiscal years ended December 31, 1994, 1995 and 1996 awarded to or earned by the Chief Executive Officer of the Company and the other executive officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers") for services rendered in all capacities.


                        SUMMARY COMPENSATION TABLE

                                  Annual
                              Compensation(1)                                    Long-Term Compensation
                              ---------------                                    ----------------------

                                                               Other
                                                               Annual     Restricted     Securities               Other
                                                              Compen-        Stock       Underlying      LTIP    Compen-
Name and Principal                                             sation       Award(s)    Options/SARs   Payouts   sation
    Position              Year    Salary ($)   Bonus ($)         ($)          (#)            (#)         ($)     ($)(2)
------------------        ----    ----------   ---------       ------     ----------    -------------  -------   ------
Gary L. Pechota,......    1996      260,000     160,000            -            -           20,000         -     37,514
Chairman of the Board,    1995      250,000     150,000            -            -              -           -     18,125
President  and            1994      204,684      50,000            -            -          100,000         -      3,616
Chief Executive Officer
Terry L. Kinder,......    1996      156,000      80,000            -            -           10,000         -     28,314
Vice President,           1995      150,000      75,000            -            -              -           -     14,250
Chief Financial Officer   1994      127,200      26,000            -            -           75,000         -      8,695
and Treasurer
Richard A. Familia,...    1996      112,300      16,500            -            -            2,000         -     15,333
Vice President of         1995      109,263      12,500            -            -              -           -     10,379
Environmental Affairs     1994      103,078      10,400            -            -            7,500         -      6,761

Ronald H. Horst,......    1996       90,950      22,000            -            -            2,500         -      9,337
Vice President-Operations 1995       87,687      20,000            -            -              -           -      6,695
Giant Cement Company &    1994       73,872       4,600            -            -           10,000         -      1,885
Keystone Cement Company


_______________
(1) Unless otherwise indicated, the Named Executive Officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation, if any, for each of the Named Executive Officers during such fiscal year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.

(2) Represents amounts contributed by the Company to the Named Executive Officers pursuant to the Company's Profit Sharing Plans and Special Retirement Agreements (See Employment Agreements).

Stock Options

     The following table contains information concerning the grant of stock options to the Chief Executive Officer of the Company and the Named Executive Officers during 1996.

                     Option Grants in Last Fiscal Year


                    Options        % of       Exercise     Expiration        Potential Value (3)
Name                Granted        Total        Price        Date(2)           5%           10%
----                -------        -----      --------     ----------         ----         -----
Gary L. Pechota      20,000         35.7       $11.88       02/11/01     $     66,000   $   145,000
Terry L. Kinder      10,000         17.9       $11.88       02/11/01     $     33,000   $    72,000
Richard A. Familia    2,000          3.6       $11.88       02/11/01     $      7,000   $    15,000
Ronald H. Horst       2,500          4.5       $11.88       02/11/01     $      8,000   $    18,000
All Stockholders(1)     N/A          N/A          N/A            N/A     $ 31,697,000   $70,062,000
______________


(1) The potential realizable gain to all stockholders (based on 9,663,677 shares outstanding, at December 31, 1996 an assumed market value of $11.88 per share and assumed appreciation rates of 5% and 10%, over a period of five years), is provided as a comparison to the potential gain realized by the named executive officers at the same assumed rates of stock appreciation.

(2) One-half of these options vested on February 11, 1996 and one-half vested on February 11, 1997.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to expiration of their term, assuming the specified compounded rates of appreciation (5%and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on the rules of the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that amounts reflected will be received by the option holder.

Option Exercises and Holdings

     The  following table sets forth information with respect to the  Chief
Executive  Officer  of  the  Company  and  the  Named  Executive   Officers
concerning unexercised options held at December 31, 1996.

    Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values

                                    Number of Options    Value of Unexercised
                   Shares    Value     Exercisable/      In-The-Money-Options
   Name           Acquired  Realized   Unexercisable  Exercisable/Unexercisable
-----------       --------  --------   -------------  -------------------------
Gary L. Pechota      -0-       -0-     110,000/10,000   $255,000       $42,000
Terry L. Kinder      -0-       -0-      80,000/5,000    $181,000       $21,000
Richard A. Familia   -0-       -0-       8,500/1,000    $ 20,000       $ 4,000
Ronald H. Horst      -0-       -0-      11,250/1,250    $ 27,000       $ 5,000

Employment Agreements

     Messrs. Pechota and Kinder are employed by the Company pursuant to employment agreements (the "Employment Agreements"), which commenced on September 29, 1994 and expire on December 31, 1997. Each Employment Agreement is automatically renewed for additional one year terms subject to earlier termination by either the Company or the respective employee. Mr. Pechota and Mr. Kinder are to be compensated at an annual base salary of $250,000 and $150,000, respectively, during the term of their Employment Agreements, subject to annual increases and/or bonuses as determined by the Compensation and Stock Option Committee. Each of them has agreed not to compete with the Company for a period of one year following the termination of his Employment Agreement other than by the Company without cause or by the employee for good reason, as defined, or as otherwise provided.

     Commencing with fiscal year 1996, the Company's Board approved Special Retirement Agreements ("SRA's") for certain employees participating in the Company's Profit Sharing Plans and salaried Retirement Plans. Pursuant to the Internal Revenue Code, the Internal Revenue Service sets a limit (currently $150,000) on the amount of annual compensation which may be considered in determining, for the account of an eligible participant, the Company's contribution to the Profit Sharing Plans or the employees benefit under the Retirement Plans. The SRA's establish balances for each participant in an amount equal to that required to provide the actuarial equivalent benefit, as if the Internal Revenue Service limitations did not apply.

Retirement Plans

     The Company has two retirement plans (the "Retirement Plans") for salaried employees under which a salaried employee (but not a director as such) who retires at age 65 or thereafter, or an employee who retires prior to reaching age 65 but after age 55 and who has completed ten or more years of continuous service at retirement, may be eligible at retirement to receive during his lifetime an annual pension equal to the sum of the following:

          (a) for each eligible year beginning on or after October 1, 1989, 1-1/4% of the salaried employee's annual base wages (subject to certain limitations) from the Company, plus 1/4% of such salary in excess of Social Security Covered Compensation, plus

          (b) for the period October 1, 1987, to October 1, 1989, 1-1/4% of the salaried employee's annual base wages (subject to certain limitations) from the Company, plus 1/4% of such salary in excess of the Social Security Wage Base plus

          (c) for each eligible year beginning prior to October 1, 1987, 1-1/2% of the first $15,000 of salary and 1% of such base wages over $15,000 (using annual rate of salary as of October 1, 1987, for years before 1987)
for each year of service after the employee's first year of service after the employee attains the age of 21. For the Named Executive Officers, annual base wage would be the amount shown as salary in the Summary Compensation Table (subject to certain limitations.) The amount of benefits payable to each recipient is not reduced by the amount of Social Security benefits payable to such recipient. For purposes of illustration, pensions estimated to be payable upon retirement at normal retirement age under the Retirement Plans to persons in specified salary classifications are shown in the following table:

             Annual Pension Based on Specified Years of Employment
                         Assuming Retirement at Age 65

 Current  Salary  (1)            10 years   20 years   30 years   40 years
 -------------------------       --------   --------   --------   --------
   $  5,000...............       $   650    $ 1,300    $ 2,000    $ 2,650
     10,000...............         1,300      2,650      3,950      5,300
     20,000...............         2,500      5,000      7,550     10,050
     40,000...............         4,350      8,700     13,000     17,300
     50,000...............         5,300     10,500     15,700     20,900
     96,000...............         9,850     19,150     28,450     37,750
    125,000...............        12,700     24,600     36,450     48,350
    150,000...............        15,200     29,300     42,400     57,500

_________
(1)  A  retrospective  salary scale of 6% has been  assumed.   Current  IRS
     Regulations limit eligible compensation for qualified defined benefit plans to $150,000 per annum.

     These benefits are expressed in terms of life annuities. In general, benefits will be paid in the form of joint and 50% survivor benefits to the employee and his or her spouse unless elections are made to the contrary.

     The maximum annual pension payable under the Retirement Plans to a retired employee is $120,000. Messrs. Pechota, Kinder, Familia and Horst have four, ten, four and twenty years, respectively, of credited service under the Retirement Plans.

Compensation and Stock Option Committee Report on Executive Compensation

     The Compensation and Stock Option Committee of the Board of Directors consists of Dean M. Boylan, Edward Brodsky and Robert L. Jones. Mr. Brodsky is a partner of the law firm of Proskauer Rose Goetz & Mendelsohn LLP, which provides legal services to the Company.

     The Compensation and Stock Option Committee is responsible for developing and making recommendations to the Company with respect to executive officer compensation policies addressing such matters as salaries, bonuses, incentive plans, benefits and overall compensation. The Committee, subject to the terms of his Employment Agreement, determines the compensation to be paid to the Chief Executive Officer, and in consultation with the Chief Executive Officer, determines the compensation of each of the other executive officers of the Company.

     The objectives of the Committee in determining the type and amount of executive officer compensation are to provide a level of base compensation which allows the Company to attract and retain competent personnel.

     The only salaried executive officers of the Company are Gary Pechota, Chief Executive Officer, Chairman of the Board and President, Terry L. Kinder, Vice President and Chief Financial Officer, Secretary and Treasurer and Richard Familia, Vice President of Environmental Affairs.

     The Company's compensation program for executive officers consists of three key elements: a base salary, a discretionary annual bonus and periodic grants of stock options. The committee believes that this approach best serves the interests of stockholders by ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of stockholders. Thus, compensation for the Company's executive officers involves a high proportion of pay which is at risk: the variable annual bonus (which permits individual performance to be recognized on an annual basis, and which is based, in part, on an evaluation of the contribution made by the executive officer to Company performance) and stock options (which directly relate a significant portion
of   the   executive  officer's  long-term  remuneration  to  stock   price
appreciation realized by the Company's stockholders).

     In evaluating executive officer compensation, the Compensation and Stock Option Committee considers the executive officer's length of service to the Company, the Company's performance, including its financial condition, net income and net income per share, the executive officer's performance and the range of compensation of executive officers with similar responsibilities in comparable companies, including those companies in the peer group used to construct the Company's stock price performance graph, but assigns no particular weight to any of these factors.

     The Chief Executive Officer's base salary is established under his Employment Contract. The Compensation and Stock Option Committee determined the amount of his bonus for 1996 and the number of options he has been granted based on an evaluation of the factors described above and, with respect to the number of options, the relationship of the number of options granted to him to the number of options available under the Employee Plan and the number of options granted to subordinate executive officers and other employees of the Company. The committee considers Mr. Pechota's bonus for 1996 to be within the range of bonuses granted to chief executive officers of comparable companies, as described above.

                                   Compensation and Stock Option Committee:

                                   Dean M. Boylan
                                   Edward Brodsky
                                   Robert L. Jones
Stock  Price Performance

     The following graph compares the cumulative total return to stockholders of the Company from the date its Common Stock commenced trading on the Nasdaq Stock Market's National Market to December 31, 1996, to the cumulative total returns on the S&P 500 Index and the securities of a Peer Group made up of Centex Construction Products, Lafarge Corporation, Lone Star Industries, Medusa Corporation and Southdown, Inc. Under the rules of the SEC, this graph is not deemed "soliciting material" and is not incorporated by reference in any filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN AMONG GIANT CEMENT HOLDING, INC.,
                    S&P 500 INDEX AND PEER GROUP INDEX

                              9/30/94     12/31/94     12/31/95     12/31/96
                              -------     --------     --------     --------
GIANT CEMENT HOLDING, INC.     100.00       84.82        82.14       115.18
PEER GROUP                     100.00       88.31       101.14       128.25
S&P 500 INDEX                  100.00       99.98       137.56       169.15

   ASSUMES $100 INVESTED ON SEP. 30, 1994, ASSUMES DIVIDENDS REINVESTED,
                     FISCAL YEAR ENDING DEC. 31, 1996

                    EMPLOYMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of Coopers & Lybrand LLP, Certified Public Accountants, as independent auditors to examine the consolidated financial statements of the Company for the year 1997.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting to respond to appropriate questions, and such representative will have the opportunity to make a statement if he or she desires to do so.

                           STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Company for inclusion in its proxy statement and form of proxy no later than November 24, 1997.

                         VOTING PROCEDURES

     At the Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the Meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your directions if the proxy is properly signed and returned to the Company, at or before, the Meeting. If no instructions are specified in the proxy with respect to any proposal, the shares represented thereby will be voted for the nominees for the Board of Directors listed in this Proxy Statement and for the ratification of Coopers & Lybrand as the Company's independent auditors for fiscal 1997. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the persons voting such proxy.

     A proxy may be revoked at any time prior to it being voted at the Meeting by delivering to the Secretary of the Company a signed writing revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. The mere presence at the Meeting of a person appointing a proxy does not revoke the appointment. All executed proxies not revoked will be voted at the Meeting in accordance with the instructions contained therein.

     A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum. The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of election appointed by the Company. The five nominees for directors of the Company who receive the greatest number of votes cast will be elected directors of the Company. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting is required to ratify the appointment of the independent auditors.

     Abstentions or withholding of votes will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to ratify the appointment of the independent auditors even though the stockholder so abstaining intends a different interpretation. Shares of Common Stock held of record by brokers, or other nominees which are present but not to be voted on a proposal, will not be counted as part of the shares present and voting on such proposal.

                              OTHER BUSINESS

       The Board of Directors does not know of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

     The Company's 1996 Annual Report to Stockholders is being furnished with this Proxy Statement. Reference is made to such Annual Report for financial information of the Company.

     Upon the written request of any stockholder of record as of March 17, 1997, a copy of the Company's 1996 Annual Report to the Securities and Exchange Commission on Form 10-K (excluding exhibits) will be provided without charge. Requests should be directed to: Terry L. Kinder, Secretary, Giant Cement Holding, Inc., 320-D Midland Parkway, Summerville, South Carolina 29485.

                                   By Order of the Board of Directors
                                   TERRY L. KINDER,
                                   Secretary
Summerville, South Carolina
March 24, 1997